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EXHIBIT 99.2

                             CROSS REFERENCE SHEET

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                                                           LOCATION IN 2001/02 PUBLIC ACCOUNTS INCLUDED AS
INFORMATION RELATING TO PROVINCIAL DEBT                    EXHIBIT 99.5, OR IN OTHER EXHIBIT TO ANNUAL REPORT
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CONTINGENT LIABILITIES
    Litigation and Other Claims..........................  p. 52 (27(b)(i))
    Other Contingent Liabilities.........................  p. 52 (27(b)(ii))
    Aboriginal Land Claims...............................  p. 53 (27(b)(iii))

COMMITMENTS..............................................  p. 54 (27)(c)
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